Acrex Ventures Ltd.
701, 543 Granville Street
Vancouver, B.C.  V6C 1X8


                            DEBT SETTLEMENT AGREEMENT

     Voice Mobility Inc. ("VMI") is indebted to the undersigned in an amount not less than the amount herein agreed to be settled. The undersigned has received notice that Acrex Ventures Ltd. ("Acrex") has conditionally agreed with VMI to accept responsibility for settling that portion of the amount owing by VMI to the undersigned hereinafter set forth. The undersigned hereby agrees to accept settlement of $375,000 of the indebtedness of VMI which Acrex has assumed by the issuance of 750,000 common voting shares in the capital of Acrex to the undersigned at a deemed price of $0.50 per share. It is agreed that the said amount will be considered to be the earliest monies owing to the undersigned by VMI out of the total monies which are owing.

     Upon the receipt of the said shares the undersigned will have effectively remised, released and discharged Acrex and VMI of and from any claims for payment of the said amount being herein settled. It is acknowledged that the issuance of the shares to the undersigned by Acrex will be subject to the prior approval of the Vancouver Stock Exchange ("Exchange") which has jurisdiction over the affairs of Acrex. While the amount being settled has been owing by VMI to the undersigned for more than one year the shares which will be issued to the undersigned as fully paid non-assessable shares and free and clear of other liens, charges or encumbrances may be subject to hold period or resale restrictions imposed by the Exchange or other applicable securities laws or regulations. The undersigned agrees to execute any further documents or undertakings required by the Exchange or the securities regulatory authorities having jurisdiction.

     If the necessary approvals for the issuance of the shares to the undersigned have not been received by June 30, 1999 this Agreement may be terminated by either party at any time thereafter prior to such approvals being received.

DATED effective March 31, 1999.

                                                 PACIFIC WESTERN MORTGAGE
                                                       CORPORATION

                                               Per:   /s/ William E. Krebs
                                                     --------------------------
                                                       William E. Krebs
AGREED TO:
ACREX VENTURES LTD.

Per:     /s/ James J. Hutton
         ---------------------------
         James J. Hutton, President